                                                                      EXHIBIT 11


                            RTW, INC. AND SUBSIDIARY
    STATEMENT REGARDING COMPUTATION OF NET INCOME PER COMMON AND COMMON SHARE
                                   EQUIVALENT

                                                         QUARTER ENDED                   SIX MONTHS
                                              ----------------------------------           ENDED
                                                  MAR-97               JUN-97              JUN-97
                                              --------------       --------------       --------------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING, UNADJUSTED                         11,811,832           11,837,048           11,824,440

STOCK OPTIONS
  Options at $19.33                                        -                    -                    -
  Options at $16.67                                        -                    -                    -
  Options at $12.50                                        -                    -                    -
  Options at $10.88                                    3,678                    -                1,839
  Options at $ 8.67                                   18,628                1,188                9,908
  Options at $ 2.67                                   60,989               54,932               57,960
  Options at $ 2.00                                  302,020              281,055              291,538
                                              --------------       --------------       --------------

WEIGHTED AVERAGE COMMON AND COMMON
  SHARE EQUIVALENTS OUTSTANDING                   12,197,147           12,174,223           12,185,685
                                              --------------       --------------       --------------
                                              --------------       --------------       --------------

NET INCOME ($000'S)                                   $1,340               $1,466               $2,806
                                              --------------       --------------       --------------
                                              --------------       --------------       --------------

NET INCOME PER COMMON AND COMMON
  SHARE EQUIVALENT                                     $0.11                $0.12                $0.23
                                              --------------       --------------       --------------
                                              --------------       --------------       --------------



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